Exhibit 99.2

Exhibit 99.2 Catalyst Health Solutions® CATALYST HEALTH SOLUTIONS,INC. C/O AMERICAN STOCK TRANSFER 6201 15TH AVENUE 2ND FLOOR BROOKLYN, NY 11219 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until [___] P.M. Eastern Daylight Time on [___]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until [___] P.M. Eastern Daylight Time on [___]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KEEP THIS PORTION FOR YOUR RECORDS The Board of Directors recommends you vote FOR the following proposals: 1. To adopt the Agreement and Plan of Merger, dated as of April 17, 2012, by and among SXC Health Solutions Corp., SXC Health Solutions, Inc., Catamaran I Corp., Catamaran II LLC and Catalyst Health Solutions, Inc. To approve, by non-binding advisory vote, certain compensation arrangements for Catalyst’s named executive officers in connection with the merger contemplated by the merger agreement. To approve the adjournment of the special meeting by Catalyst’s stockholders if necessary to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement. NOTE: If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. For Against Abstain For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000142129_1 R1.0.0.11699

Exhibit 99.2 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The accompanying joint proxy statement/prospectus is/are available at www.proxyvote.com . CATALYST HEALTH SOLUTIONS, INC. Special Meeting of Shareholders [_______________] Eastern Daylight Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) David T. Blair and Daniel J. Houston or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CATALYST HEALTH SOLUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at [__________], and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000142129_2 R1.0.0.11699